Exhibit 99.1

Callon Petroleum Company Prices Common Stock Offering

NATCHEZ, Miss., Sept. 9, 2014 — Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) announced today the pricing of an underwritten public offering of 12,500,000 shares of its common stock at a price to the public of $9.00 per share. The underwriters have a 30-day option to purchase up to an additional 1,875,000 shares of common stock from the Company at the public offering price (less the underwriting discount).

Net proceeds to Callon from the sale of the 12,500,000 shares of its common stock, after the underwriting discount and estimated offering expenses, will be approximately $106 million (or approximately $122 million, if the underwriters exercise their option in full). The Company intends to use the net proceeds from this offering, together with borrowings under a planned new secured second lien term loan, to fund its previously announced pending acquisition of oil and gas properties in the Permian Basin (the “Pending Acquisition”). To the extent the Pending Acquisition is not consummated, the Company intends to use the net proceeds to fund a portion of its exploration and development activities and for general corporate purposes, which may include leasehold interest and property acquisitions, repayment of indebtedness and working capital.

The offering is expected to close on September 15, 2014, subject to customary closing conditions.

Johnson Rice & Company L.L.C. and Scotiabank / Howard Weil are acting as joint book-running managers for the offering. The underwritten public offering will be made only by means of a prospectus supplement and accompanying base prospectus which may be obtained on the website of the Securities and Exchange Commission, www.sec.gov, or by contacting Johnson Rice & Company L.L.C., Corporate Finance Department, 639 Loyola Avenue, Suite 2775, New Orleans, LA 70113, phone (504) 584-1231, or Scotiabank / Howard Weil, Attn: Prospectus Department, 250 Vesey Street, 24th Floor, New York, NY 10281, phone (212) 225-6854, email: us.ecm.syndicate@scotiabank.com.

The common stock will be issued and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This offering may be made only by means of a prospectus supplement and related base prospectus.

About Callon Petroleum Company

Callon is an independent energy company focused on the acquisition, development, exploration, and operation of oil and gas properties in the Permian Basin in West Texas.

Cautionary Statement Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than historical facts, that address activities (including about the Pending Acquisition) that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, available on the Company’s website or the SEC’s website at www.sec.gov.

For further information contact:

Joe Gatto

Chief Financial Officer, Senior Vice President and Treasurer

1-800-451-1294